[PAGE]



                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                           FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                  Date of report: January 22, 1997



                        USAir Group, Inc.
                (Commission file number: 1-8444)

                               and

                           USAir, Inc.
                (Commission file number: 1-8442)
   (Exact names of registrants as specified in their charters)



        Delaware                     USAir Group, Inc. 54-1194634
(State of Incorporation              USAir, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                        USAir Group, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-5306
                 (Registrant's telephone number)



                           USAir, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-7000
                 (Registrant's telephone number)



[PAGE]
 Item 5. Other Events

     On January 22, 1997, USAir Group, Inc. ("USAir Group" or the "Company") and USAir, Inc. ("USAir") issued a news release disclosing results of operations for both companies for the three months and year ended December 31, 1996, and select operating and financial statistics for USAir for the same periods (see Exhibit 99 to this report).

     USAir's Executive Vice President of Marketing, W. Thomas Lagow, Lawrence M. Nagin, Executive Vice President of Corporate Affairs and General Counsel for both USAir Group and USAir and John W. Harper, Senior Vice President of Finance and Chief Financial Officer for both companies, spoke with industry analysts on a conference call following the news release.

     Mr. Harper announced that earlier in the day the Company's board of directors had approved the payment of dividends of $50 million on the Company's outstanding Senior Preferred Stock (which includes the Company's Series A, Series F and Series T Preferred Stock). Mr. Harper disclosed that the Company's capital surplus (as calculated under Delaware General Corporation Law based on the Company's balance sheet) was estimated to be at least $75 million as of December 31, 1996. Mr. Harper added that this estimate was subject to the Company finalizing its year-end balance sheet and does not reflect the announced dividend payment.

     Mr. Harper said that USAir's unit operating cost (operating expenses per available seat mile) for the first quarter of 1997 - considering fuel costs of approximately 72 cents per gallon - was expected to decrease slightly versus the first quarter 1996 level, but his estimate was heavily dependent on weather conditions through the remainder of the quarter. Mr. Harper added that significant uncertainty surrounds any estimate of future fuel costs.

     Mr. Lagow advised the analysts that USAir's yield would be relatively unchanged first quarter 1997 versus first quarter 1996. Mr. Lagow also remarked that capacity (as measured by available seat miles) for 1997 is expected to be approximately 2.5% - 3% higher then for 1996 including a 6% increase in the first quarter, primarily due to the effects of inclement weather in the first quarter of 1996. Capacity in international markets for 1997 is anticipated to be 19% higher than in 1996, primarily due to the international expansion that occurred in mid-1996.

     Certain of the information discussed on the conference call, including certain of the information set forth above, should be considered "forward-looking information" which is subject to a number of risks and uncertainties. The preparation of forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of the Company's control. Among the specific factors that could cause actual results to

[PAGE]
differ materially from those set forth in the forward-looking information are the following: labor costs, aviation fuel costs, competitive pressures on pricing particularly from low cost carriers, weather conditions, consumer perception of the Company's product, demand for air transportation in the markets in which the Company operates and the risks listed from time to time in the Company's Securities and Exchange Commission reports. Other factors and assumptions not identified above were also involved in the preparation of this forward-looking information, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.








































[PAGE]
Item 7.   Financial Statements and Exhibits

(c)  Exhibits


Designation                      Description
-----------                      -----------

    99 News release dated January 22, 1997 of USAir Group, Inc. and USAir, Inc., with consolidated statements of operations for both companies for the three months and twelve months ended December 31, 1996, and select operating and financial statistics for USAir, Inc.


                          SIGNATURES


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                              USAir Group, Inc.


Date: January 30, 1997        By: /s/ James A. Hultquist
                              ---------------------------------
                              James A. Hultquist
                              Controller
                              (Chief Accounting Officer)



                              USAir, Inc.


Date: January 30, 1997        By: /s/ James A. Hultquist
                              ---------------------------------
                              James A. Hultquist
                              Controller
                              (Chief Accounting Officer)







[PAGE]
                        Exhibit 99

USAir Reports Profit of $263.4 Million For 1996

ARLINGTON, Va., January 22, 1997 -- USAir Group, Inc. reported a net profit of $263.4 million for 1996 as compared to 1995's profit of $119.3 million. On a per-share basis, the profit for 1996 was $2.69 ($2.33 fully diluted) after preferred dividend requirements, as compared to $0.55 for 1995.

USAir Group's board of directors also decided today that a payment of $50 million will be made toward dividend arrearages to holders of senior preferred stock.

Operating revenues for the year were $8.14 billion, an increase of $668 million over 1995. Operating expenses were $7.70 billion, $552 million more than the preceding year. Operating revenues, operating income and net income all were records for the company. Excluding expenses for stock appreciation rights
(SARs) and the special profit-sharing program, which were designed to compensate employees whose wages were reduced in 1992-93, net profit for the year would have been approximately $426.5 million, or $5.20 per share ($4.04 fully diluted) after preferred dividend requirement.

For the fourth quarter of 1996, net profit was $27.2 million, or $0.08 per share ($0.08 fully diluted), as compared to $60.3 million, or $0.61 per share ($0.54 fully diluted) after preferred dividend requirement, in the fourth quarter of 1995. Excluding expenses for stock appreciation rights and the special profit-sharing program, net profit for the quarter would have been approximately $108 million, or $1.32 per share ($1.03 fully diluted) after preferred dividend requirement.

"A tremendous effort by employees throughout USAir led to the outstanding results we are reporting today," said USAir
Chairman and CEO Stephen M. Wolf. "We leapt into the industry's top tier for on-time performance while increasing consumer confidence. We successfully more than doubled our international operations. And employee task forces are diligently working on issues as wide-ranging as quality of in-flight services and reservations. Our financial results prove that this focus on quality counts and the employees of USAir should take great pride in what they accomplished this past year."

"For all the superlatives we can report in our operations and our financial results, there is one number we are reporting today that remains very troubling. Our unit costs remain the highest in the industry and seriously restrict our ability to compete with expanding low-cost carriers. During 1996, Southwest and Delta Express added 223,000 seats per week in our markets," Wolf added.

-more-
[PAGE]
PAGE TWO
January 22, 1997
USAir Reports Profit Of
$263.4 Million For 1996


"There is a lesson and a warning in this for all of us at USAir:
If we put in place a competitive cost structure, our investments in the future will prove to be wise beyond measure. If we do not, all our hard work will have been for naught."

Under the special 1992 profit-sharing plan, employees who took pay cuts in 1992 and 1993 were to be part of a profit-sharing program when the airline returned to profitability. Approximately $121.6 million has been set aside this year for payment under the plan. When these payments are made to employees this spring, our full obligations under the plan will have been met.

In addition, $41.6 million was expensed in the fourth quarter to cover stock appreciation rights granted to employees under the 1992 stock option plan. Most of the SARs expire by the end of the second quarter of 1997. The SAR expense appears as part of personnel costs.

FULL YEAR RESULTS

USAir Group's net profit of $263.4 million came on revenues of $8.14 billion and compared to a net profit of $119.3 million on revenues of $7.47 billion in 1995. Operating profit for the year was $437.5 million, compared to $321.7 million in 1995. After preferred dividends requirements of $88.8 million, the earnings for 1996 were $174.6 million, compared to $34.4 million in 1995 after a preferred dividend requirement of $84.9 million.

Regular preferred stock dividends currently are not being paid but financial accounting principles require that they be reflected in statements of operations. A special payment of $50 million will be made toward preferred dividend arrearages to holders of senior preferred stock.

Earnings per common share were $2.69 ($2.33 fully diluted), based on 64.9 million shares outstanding (95.5 million fully diluted), compared to $0.55 in 1995, based on 62.4 million shares outstanding.

USAir flew 38.9 billion revenue passenger miles in 1996 and 56.9 billion available seat miles. This was an increase of 3.5 percent in RPMs and a decrease of 2.2 percent in ASMs, as compared to 1995. The load factor was 68.5 percent, up 3.8 percentage points from 1995. The break-even load factor for the year was 67.9 percent. The average passenger journey increased 3.6 percent to 688 miles.


QUARTERLY RESULTS

For the fourth quarter of 1996, the net profit of $27.2 million came on revenues of $2.05 billion. This compares to a profit of $60.3 million on revenues of $1.85 billion in 1995. Operating profit for the quarter was $49.4 million compared to $107.9 million in 1995.

[PAGE]

PAGE THREE
January 22, 1997
USAir Reports Profit Of
$263.4 Million For 1996


The per share earnings for the quarter, after provision for preferred dividend requirements, were $0.08 ($0.08 fully diluted) based on 65.4 million shares outstanding as compared to a profit of $0.61 based on 63.1 million shares outstanding in 1995.

USAir flew 10.0 billion revenue passenger miles and 14.7 billion available seat miles in the quarter. This was an increase in RPMs of 11.5 percent and an increase in ASMs of 7.7 percent as compared to the fourth quarter of 1995. The load factor was 68.1 percent, up 2.3 percentage points over the comparable quarter of 1995. Break-even load factor was 68.7 percent.
The average passenger journey increased 5.8 percent to 693 miles.

























                  (continued on following page)

[PAGE]
                           USAir Group, Inc.              NEWS RELEASE
               CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
              (in thousands, except per share amounts)


                                 Three Months Ended December 31,
                                 1996        1995(Note)     %Change
                                -------      ----------     --------
Operating Revenues
 Passenger Transportation  $  1,850,386    $  1,670,125        10.8
 Cargo and Freight               44,760          38,956        14.9
 Other                          156,791         145,459         7.8
                              ---------        --------
  Total Operating Revenues    2,051,937       1,854,540        10.6

Operating Expenses
 Personnel Costs                804,392         673,554        19.4
 Profit Sharing                  39,245          34,495        13.8
 Aviation Fuel                  216,725         156,654        38.3
 Commissions                    146,001         131,815        10.8
 Aircraft Rent                  115,232         107,911         6.8
 Other Rent and Landing Fees    100,736          93,652         7.6
 Aircraft Maintenance           107,094          81,926        30.7
 Depreciation and
  Amortization                   77,971          88,469       (11.9)
 Other Expenses, Net            395,131         378,144         4.5
                              ---------       ---------
  Total Operating Expenses    2,002,527       1,746,620        14.7
                              ---------       ---------
Operating Income                 49,410         107,920       (54.2)

Other Income (Expense)
 Interest Income                 23,410          19,071        22.8
 Interest Expense               (65,713)        (74,072)      (11.3)
 Interest Capitalized             2,696           1,051           -
 Equity in Earnings (Loss)
  of Affiliates                   5,500	          6,765       (18.7)
 Other, Net                       5,383           2,090           -
                              ---------       ---------
  Other Income (Expense), Net   (28,724)        (45,095)      (36.3)
                              ---------       ---------
Income Before Taxes              20,686          62,825       (67.1)

Provision (Credit) for
 Income Taxes                    (6,467)          2,571           -
                              ---------       ---------
Net Income                       27,153          60,254       (54.9)

 Preferred Dividend
  Requirement                   (21,641)        (21,860)       (1.0)
                              ---------       ---------
 Net Income Applicable to
  Common Stockholders     $       5,512   $      38,394       (85.6)
                              =========        =========
 Income per Common Share
  Primary                 $        0.08   $        0.61       (86.9)
  Fully Diluted           $        0.08   $        0.54       (85.2)

 Shares Used for Computation
  (000)
  Primary                        65,410           63,143
  Fully Diluted                  65,822           93,063

Note: Certain 1995 amounts have been reclassified to conform with 1996 classifications.

[PAGE]

                          USAir Group, Inc.              NEWS RELEASE
               CONSOLIDATED STATEMENTS OF OPERATIONS - Continued
                            (unaudited)
             (in thousands, except per share amounts)

                                  Twelve Months Ended December 31,
                                 1996        1995(Note)     %Change
                               ---------     ----------     -------
Operating Revenues
 Passenger Transportation  $  7,370,888   $   6,748,564         9.2
 Cargo and Freight              162,704         157,262         3.5
 Other                          608,821         568,522         7.1
                              ---------       ---------
  Total Operating Revenues    8,142,413       7,474,348         8.9

Operating Expenses
 Personnel Costs              3,073,860       2,837,445         8.3
 Profit Sharing                 121,603          49,670           -
 Aviation Fuel                  749,119         634,320        18.1
 Commissions                    586,226         563,037         4.1
 Aircraft Rent                  436,873         437,649        (0.2)
 Other Rent and Landing Fees    412,275         404,158         2.0
 Aircraft Maintenance           372,997         346,854         7.5
 Depreciation and
  Amortization                  316,043         352,447       (10.3)
 Other Expenses, Net          1,635,924       1,527,081         7.1
                              ---------      ----------
  Total Operating Expenses    7,704,920       7,152,661         7.7
                              ---------      ----------
Operating Income                437,493         321,687        36.0

Other Income (Expense)
 Interest Income                 74,819          51,624        44.9
 Interest Expense              (267,122)       (302,593)      (11.7)
 Interest Capitalized             8,398           8,781        (4.4)
 Equity in Earnings (Loss)
  of Affiliates                  36,602          34,546         6.0
 Other, Net                     (14,708)         14,227           -
                              ---------      ----------
  Other Income (Expense), Net  (162,011)       (193,415)      (16.2)
                              ---------       ---------
Income Before Taxes	            275,482         128,272           -

  Provision (Credit) for
   Income Taxes                  12,109           8,985        34.8
                              ---------       ---------
Net Income                      263,373         119,287           -

 Preferred Dividend
  Requirement                   (88,775)        (84,904)        4.6
                              ---------      ----------
Net Income Applicable to
 Common Stockholders       $    174,598   $      34,383           -
                              =========       =========
Income per Common Share
 Primary                   $       2.69   $        0.55           -
 Fully Diluted             $       2.33   $        0.55           -

Shares Used for Computation
 (000)
  Primary                        64,919          62,430
  Fully Diluted                  95,516          62,526

Note: Certain 1995 amounts have been reclassified to conform with 1996 classifications.

[PAGE]

                                USAir, Inc.                 NEWS RELEASE
              (A Wholly-Owned Subsidiary of USAir Group, Inc.)
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                               (unaudited)
                          (dollars in thousands)

                                  Three Months Ended December 31,
                                 1996        1995(Note)      %Change
                              ----------     ----------      -------
Operating Revenues
 Passenger Transportation  $  1,706,245   $   1,543,292          10.6
 Cargo and Freight               43,833          37,993          15.4
 USAir Express
  Transportation Revenues       145,118               -             -
 Other                          151,592         143,836           5.4
                              ---------       ---------
  Total Operating Revenues    2,046,788       1,725,121          18.6

Operating Expenses
 Personnel Costs                764,123         639,114          19.6
 Profit Sharing                  39,245          34,495          13.8
 Aviation Fuel                  204,777         148,708          37.7
 Commissions                    136,194         122,789          10.9
 Aircraft Rent                  101,381          97,563           3.9
 Other Rent and Landing Fees     96,014          89,720           7.0
 Aircraft Maintenance            89,191          69,097          29.1
 Depreciation and
  Amortization                   74,100          84,909         (12.7)
 USAir Express Capacity
  Purchases                      93,042               -             -
Other Expenses, Net             374,477         354,788           5.5
                              ---------       ---------
 Total Operating Expenses     1,972,544       1,641,183          20.2
                              ---------       ---------
Operating Income                 74,244          83,938         (11.5)

Other Income (Expense)
 Interest Income                 24,383          18,964          28.6
 Interest Expense               (70,613)        (76,397)         (7.6)
 Interest Capitalized             2,696           1,051             -
 Equity in Earnings (Loss)
  of Affiliates                   5,500           6,765         (18.7)
Other, Net                        5,708             291             -
                              ---------       ---------
 Other Income (Expense), Net    (32,326)        (49,326)        (34.5)
                              ---------       ---------
Income Before Taxes              41,918          34,612          21.1

 Provision (Credit) for
  Income Taxes                   (7,629)          1,043             -
                              ---------       ---------
Net Income                 $     49,547      $   33,569          47.6
                              =========       =========

Note: Certain 1995 amounts have been reclassified to conform with 1996 classifications.

[PAGE]

                             USAir, Inc.                 NEWS RELEASE
              (A Wholly-Owned Subsidiary of USAir Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS - Continued
                             (unaudited)
                        (dollars in thousands)

                                Twelve Months Ended December 31,
                               1996           1995(Note)      %Change
                            ----------        ----------      -------
Operating Revenues
 Passenger Transportation $  6,799,420    $    6,267,762         8.5
 Cargo and Freight             158,899           153,651         3.4
 USAir Express
  Transportation Revenues      145,118                 -           -
 Other                         600,620           563,463         6.6
                             ---------         ---------
  Total Operating Revenues   7,704,057         6,984,876        10.3

Operating Expenses
 Personnel Costs             2,919,079         2,701,767         8.0
 Profit Sharing                121,603            49,670           -
 Aviation Fuel                 709,505           605,027        17.3
 Commissions                   547,048           527,058         3.8
 Aircraft Rent                 387,312           398,063        (2.7)
 Other Rent and Landing Fees   394,431           388,866         1.4
 Aircraft Maintenance          311,901           295,594         5.5
 Depreciation and
  Amortization                 300,608           337,066       (10.8)
 USAir Express Capacity
  Purchases                     93,042                 -           -
 Other Expenses, Net         1,550,860         1,447,114         7.2
                             ---------         ---------
  Total Operating Expenses   7,335,389         6,750,225         8.7
                             ---------         ---------
Operating Income               368,668           234,651        57.1

Other Income (Expense)
 Interest Income                75,905            51,122        48.5
 Interest Expense             (283,936)         (301,923)       (6.0)
 Interest Capitalized            8,398             8,781        (4.4)
 Equity in Earnings (Loss)
  of Affiliates                 36,602            34,546         6.0
 Other, Net                    (14,594)           10,221           -
                             ---------         ---------
  Other Income (Expense), Net (177,625)         (197,253)      (10.0)
                             ---------         ---------
Income Before Taxes            191,043            37,398           -

 Provision (Credit) for
  Income Taxes                   7,811             4,408        77.2
                             ---------         ---------
Net Income                $    183,232      $     32,990           -
                             =========         =========

Note: Certain 1995 amounts have been reclassified to conform with 1996 classifications.

[PAGE]

                              USAir, Inc.                 NEWS RELEASE
               (A Wholly-Owned Subsidiary of USAir Group, Inc.)
              AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)
                             (unaudited)

                         Three Months Ended     Twelve Months Ended
                             December 31,           December 31,
                        ---------------------  ---------------------
                        1996   1995   %Change  1996    1995  %Change
                        ----   ----   -------  ----    ----   ------
Revenue Passengers
 (Thousands)*         14,412  13,688    5.3   56,640   56,674   (0.1)
Total Revenue
 Passenger Miles
 (Millions)           10,033   9,054   10.8   39,220   38,079    3.0
Revenue Passenger
 Miles (Millions)*     9,989   8,960   11.5   38,943   37,618    3.5
Total Available Seat
 Miles (Millions)     14,717  13,723    7.2   57,208   58,678   (2.5)
Available Seat Miles
 (Millions)*          14,660  13,613    7.7   56,885   58,163   (2.2)
Passenger Load
 Factor*                68.1%   65.8% 2.3 pts   68.5%    64.7% 3.8 pts
Break Even Load
 Factor (Note 2)        68.7%   65.0% 3.7 pts   67.9%    64.9% 3.0 pts

Yield*                 17.08c  17.22c  (0.8)   17.46c   16.66c   4.8
Passenger Revenue
 per Available Seat
 Mile*                 11.64c  11.34c   2.6    11.95c   10.78c  10.9
Revenue per Available
 Seat Mile (Note 2)    12.92c  12.45c   3.8    13.19c   11.80c  11.8
Cost per Available
 Seat Mile (Note 2)    12.77c  11.87c   7.6    12.69c   11.40c  11.3
Average Passenger
 Journey (Miles)*        693     655    5.8      688      664    3.6
Average Stage Length
 (Miles)*                580     558    3.9      578      560    3.2
Revenue Aircraft
Miles (Millions)*        109     103    5.8      426      444   (4.1)
Cost of Aviation Fuel
 per Gallon            72.28c  55.50c  30.2    64.09c  53.23c   20.4
Gallons of Aviation
 Fuel Consumed
 (Millions)              283     268    5.6    1,107   1,137    (2.6)

* Denotes scheduled service only (excludes charter service) c = cents

[PAGE]

Note 1. All operating statistics exclude flights operated by USAir, Inc. ("USAir") under a wet lease arrangement with British Airways Plc ("wet lease"). The wet lease arrangement expired May 31, 1996.

Note 2. Financial statistics exclude non-recurring items as well as the revenues and expenses generated by the USAir Express capacity purchase program and the wet lease arrangement. No non-recurring items are included in USAir's results for the fourth quarter of 1996.
 USAir's year-to-date 1996 results include non-recurring expense credits of $29.5 million related to its non-operating BAe-146 aircraft. Fourth quarter and year-to-date results for 1995 include non-recurring expense credits of $4.1 million related to USAir's non-operating BAe-146 aircraft. Wet lease amounts of $12.6 million, $16.1 million and $63.6 million have been excluded from year-to-date results for 1996, fourth quarter results for 1995 and year-to-date results for 1995, respectively, from both Other Operating Revenues and Other Operating Expenses for purposes of financial statistic calculation (revenues and expenses generated by the wet lease arrangement net to zero).